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                                                EXHIBIT 10.C

                    RESOLUTION ADOPTED BY THE
                      BOARD OF DIRECTORS OF
                          THE DIAL CORP
                         AUGUST 18, 1993


     RESOLVED, that the Dial Companies Supplemental Retirement
Plan, which covers employees of this Corporation and various of its subsidiaries, be amended as follows:

          The second sentence of Schedule B of the Plan shall be as follows:

          The Benefit shall be subject to no reduction if the Eligible Employee retires on or following his or her 60th birthday; and a reduction of .25% for each month his or her retirement precedes his or her 60th birthday.